Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 4, 2007 for Versadial, Inc. which is included with this Form SB-2A being filed by Versadial, Inc. We also consent to the reference to us as experts in accounting and auditing.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey October 22, 2007